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                       SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549-1004


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                 October 2, 2001
                ------------------------------------------------
                Date of report (Date of earliest event reported)



                          HONEYWELL INTERNATIONAL INC.
             ------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

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
   Delaware                        1-8974                         22-2640650
  ---------                        ------                         ----------
  (State of                  (Commission File No.)               (IRS Employer
Incorporation)                                                 Identification No.)
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                                101 Columbia Road
                                  P.O. Box 4000
                        Morristown, New Jersey 07962-2497
                            Telephone: (973) 455-2000
          ------------------------------------------------------------
                    (Address of Principal Executive Offices)





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Item 5.  Other Events.

          On October 2, 2001, Honeywell International Inc. issued the following press release:

         GE And Honeywell Terminate Merger Agreement

         FAIRFIELD, Conn. and MORRIS TOWNSHIP, N.J., October 2, 2001 - GE [NYSE:
GE] and Honeywell [NYSE: HON] announced today that they have terminated their merger agreement.

         The merger required regulatory approval, but the European Commission prohibited the merger on July 3, 2001.

         In connection with the termination, GE agreed to reimburse Honeywell for merger-related expenses and agreed to extend two financing arrangements on mutually acceptable terms. In addition, GE agreed in principle to acquire two businesses from Honeywell with estimated, aggregate 2001 sales of $35 million (Tensor, an oil and gas sensor business, and Honeywell Advanced Composites) and certain technology related to micro turbines and fuel cells. Terms were not disclosed.

         GE and Honeywell also released each other from all merger-related claims.

         GE (NYSE: GE), with 2000 revenues of $130 billion, is a diversified technology, services and manufacturing company with a commitment to achieving customer success. GE operates in more than 100 countries and employs 313,000 people worldwide. For more information, visit the company's Web site at http://www.ge.com.

         Honeywell is a US$25-billion diversified technology and manufacturing leader, serving customers worldwide with aerospace products and services; control technologies for buildings, homes and industry; automotive products; power generation systems; specialty chemicals; fibers; plastics; and electronic and advanced materials. Honeywell employs approximately 120,000 people in 95 countries and is traded on the New York Stock Exchange under the symbol HON, as well as on the London, Chicago and Pacific stock exchanges. It is one of the 30 stocks that make up the Dow Jones Industrial Average and is also a component of the Standard & Poor's 500 Index. Additional information on the company is available on the Internet at www.honeywell.com.




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                                   Signatures

           Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  October 2, 2001


                                       HONEYWELL INTERNATIONAL INC.


                                       By: /s/ Victor P. Patrick
                                           ---------------------------
                                           Name: Victor P. Patrick
                                           Title: Vice President and Secretary